UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2023

Horizon Global Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37427	47-3574483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47912 Halyard Drive, Suite 100 Plymouth, Michigan	48170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 656-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 8, 2023, First Brands Group, LLC, a Delaware limited liability company (the “Parent”), completed the previously announced acquisition of Horizon Global Corporation, a Delaware corporation (the “Company”), pursuant to an Agreement and Plan of Merger, dated as of December 30, 2022 (the “Merger Agreement”), by and among the Company, Parent and PHX Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (the “Purchaser”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, pursuant to the Merger Agreement, Purchaser conducted a tender offer to acquire all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), and all of the outstanding shares of Series B Preferred Stock, par value $0.01 per share (the “Preferred Stock” and together with the Common Stock, the “Shares”) of the Company at a price of $1.75 per share of Common Stock and an amount equal to the Redemption Price (as defined in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Horizon Global Corporation incorporated herein by reference to Exhibit (d)(3) to Amendment No. 1 to the Schedule TO filed by Parent and Purchaser with the Securities and Exchange Commission (“SEC”) on January 20, 2023) per share of Preferred Stock calculated as of the closing date of the Merger (as defined below), in each case, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and conditions set forth in the offer to purchase dated January 9, 2023 (together with any amendments and supplements thereto, the “Offer to Purchase”), and in the related letter of transmittal (together with any amendments and supplements thereto, the “Letter of Transmittal”), which, together with any other related materials, as each may have been amended or supplemented, collectively constituted the “Offer.”

The Offer expired one minute after 11:59 P.M., Eastern Time, on February 6, 2023 as scheduled and was not extended. According to Computershare, Inc., the depository agent for the Offer, as of the expiration of the tender offer, 100% of the shares of Preferred Stock were validly tendered and not withdrawn, and a total of 25,727,921 shares of the Common Stock were validly tendered and not withdrawn. Such shares of the Common Stock represent approximately 92.77% of the shares of Common Stock issued and outstanding as of the expiration of the Offer, which satisfied the minimum tender condition. Each other condition to the Offer was satisfied or waived, and Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn.

On February 8, 2023, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of the Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), except for Shares held in trust by the Company, Parent, or Purchaser or any of their respective subsidiaries or any Shares that are otherwise set aside from Shares held in the Company’s treasury pursuant to a Company Plan (as defined in the Merger Agreement), each issued and outstanding (i) Share held in the treasury of the Company, (ii) Share owned by Parent, Purchaser or the Company or any of their respective direct or indirect wholly owned subsidiaries immediately before the Effective Time, and (iii) Dissenting Share (as defined in the Merger Agreement, (i)-(iii) collectively, the “Cancelled Shares”) were cancelled and extinguished, and no payment or other consideration was made with respect to such shares subject, in the case of Dissenting Shares, to the right of the holder thereof to receive any payment under the Merger Agreement.

As a result of the Merger, each option to purchase Shares (each, a “Company Option”) that was outstanding and unexercised as of the Effective Time (whether vested or unvested) was cancelled by virtue of the Merger and without any action on the part of the holder thereof and without any payment to the holder thereof.

The foregoing summaries of the Merger Agreement and the transactions contemplated respectively thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on December 30, 2022, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2023, the Company (a) notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and (b) requested that NYSE: (i) halt trading of the Common Stock for February 8, 2023 and suspend trading of the Common Stock effective February 8, 2023; and (ii) file with the SEC a Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certification on Form 15 with the SEC requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement: (i) each of John C. Kennedy, John F. Barrett, Danna M. Costello, Ryan L. Langdon, Brett N. Milgrim, Debra S. Oler, and Mark D. Weber ceased to be a member of the Company’s Board of Directors, and any committee thereof, effective at the Effective Time (as defined in the Merger Agreement); (ii) John C. Kennedy, ceased to be Chairman of the Company’s Board of Directors; and (iii) John C. Kennedy, Jian James Zhou and Matthew J. Meyer ceased to be officers of the Company.

Effective as of the Effective Time: (i) Patrick James and Michael Baker became members of the Company’s Board of Directors; (ii) Patrick James became Chief Executive Officer and President, and “principal executive officer,” as such term is defined under the Exchange Act, of the Company; and (iii) Stephen Graham became Chief Financial Officer, and “principal financial officer” and “principal accounting officer,” as such terms are defined under the Exchange Act, of the Company. Information about Mr. Baker, Mr. James and Mr. Graham is contained in the Parent’s and Purchaser’s Offer to Purchase, dated January 9, 2023, which information is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among the Parent, the Purchaser and the Company, dated as of December 30, 2022 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on January 3, 2023)

3.1	Amended and Restated Certificate of Incorporation of Horizon Global Corporation

3.2	Amended and Restated Bylaws of Horizon Global Corporation

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Global Corporation

	By:	/s/ Michael Baker
Date: February 8, 2023		Name: Michael Baker
Title: Chief Corporate Strategy Officer

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